Tidal Trust II N-14

Exhibit 99(16)

POWER OF ATTORNEY

Each undersigned Trustee of Tidal Trust II (the “Trust”), a registered investment company, hereby appoints Eric W. Falkeis or Ally L. Mueller, each an officer of the Trust (with full power to each of them to act alone) his or her true and lawful attorneys-in-fact and agents (each, an ”Attorney-in-Fact”), with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Trust and relating to compliance by the Trust with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (hereafter “SEC”) in respect thereof, filing by the Trust of the Registration Statements on Form N-14 relating to the proposed reorganization of the Grizzle Growth ETF, a series of Listed Funds Trust, into the Grizzle Growth Fund, a series of the Trust pursuant to the Acts and any amendments thereto, including applications for exemptive orders, rulings or filings of proxy materials (together “SEC filings”), signing in the name and on behalf of the undersigned as a Trustee of the Trust any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

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SIGNATURE AND ACKNOWLEDGEMENT:

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 14th day of June, 2023.

Signature	Title

/s/ David Norris	Trustee
David Norris

/s/ Michelle McDonough	Trustee
Michelle McDonough

/s/ Javier Marquina	Trustee
Javier Marquina

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